SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Fidus Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

On Friday, May 11, 2018, Alliance Advisors, LLC, the proxy solicitor for Fidus Investment Corporation (the “Company”), mailed a letter on behalf of the Company to those Company stockholders of record at March 16, 2018 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2018 Annual Meeting of Stockholders. The letter, attached hereto, urges Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 27, 2018.

Alliance Advisors
200 Broadacres Drive, 3rd Fl.
Bloomfield, NJ 07003
An important message
from FIDUS
INVESTMENT
CORPORATION
Action required.
Please see reverse side of this card.

Fidus Investment Corporation Shareholders
YOUR PROXY VOTE IS NEEDED
You have already received a packet of information about the upcoming annual shareholder meeting on june 7th along with an explanation of the proposals that shareholders are being asked to consider.
But You Have Not Voted Yet.
THE COMPANY’S BOARD OF DIRECTORS IS RECOMMENDING THAT YOU SUPPORT:
Proposal 1
Proposal 2
Don’t wait until it’s too late.
Vote your shares today by calling in your vote to a proxy specialist today at 855-737-3180.
Please make sure you call in time to have your vote counted at the June 7th meeting.
FIDUS INVESTMENT CORPORATION
Your vote is important to the future of our company and the success of your investment.
Flecible capital. Tailored solutions.